UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):              April 3, 2013

Solitron Devices, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-04978	22-1684144
(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

(561) 848-4311
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On April 3, 2013, Solitron Devices, Inc. (the "Company") entered into a Settlement Agreement (the "Agreement") with the City of Riviera Beach (the "City").  In connection with the Company's bankruptcy, in the early 1990s, the United States Bankruptcy Court for the Southern District of Florida approved a payment by the Company to the City in the aggregate of $204,166.67 to be paid in quarterly payments of $1,046.49 (the "Installment Payment Obligation").  The Company began making the quarterly payments on June 30, 1995.  As of the date of the Agreement, the Company's outstanding balance on the Installment Payment Obligation was $133,599.88.

Pursuant to the Agreement, the Company has paid the City a lump sum payment of $82,000 in full and final satisfaction of the Installment Payment Obligation.

The foregoing summary is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.	Description

10.1	Settlement Agreement, dated April 3, 2013, by and between the City of Riviera Beach and Solitron Devices, Inc.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 9, 2013	SOLITRON DEVICES, INC.

/s/ Shevach Saraf
Shevach Saraf
Chairman, Chief Executive Officer,
President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement, dated April 3, 2013, by and between the City of Riviera Beach and Solitron Devices, Inc.